UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SWK HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0435679
(State of Incorporation or Organization)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Form 8-A/A (Amendment No. 1) is being filed by SWK Holdings Corporation (the “Registrant”) to amend and restate in its entirety the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 21, 2020.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Common Stock, $0.001 par value

The description of the Registrant’s common stock, par value $0.001 per share, under the section captioned “Description of Capital Stock” in the prospectus included in the Registrant’s registration statement on Form S-1 (File No. 333-193942) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on February 13, 2014, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is incorporated herein by reference.

Preferred Stock Purchase Rights

The description of the Registrant’s preferred stock purchase rights in the Registrant’s registration statement on Form 8-A (the “Purchase Rights Registration Statement”), filed with the Securities and Exchange Commission on April 18, 2016, as subsequently amended by any amendments to such Purchase Rights Registration Statement, is incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 22, 2020

SWK Holdings Corporation

By:	/s/ Winston Black
Winston Black
Chief Executive Officer